EXHIBIT 11


        Statement Re: COMPUTATION OF EARNINGS PER SHARE

(dollars in thousands except per share data)                                                  Year Ended December 31
                                                                                --------------------------------------------------
                                                                                      1995              1994           1993
                                                                                ----------------   ---------------- --------------
Primary earnings per share
-----------------------------------------------------------------
Weighted average number of common shares
  outstanding                                                                       37,732,633       37,596,872      37,329,875
Shares from assumed exercise of options,
    net of treasury stock method                                                       165,634          157,051         239,017
                                                                                    ----------       ----------      ----------

                                                                                    37,898,267       37,753,923      37,568,892
                                                                                    ==========       ==========      ==========

Net income                                                                             $75,951          $80,227        $113,025
Less preferred dividend requirements                                                     4,325            4,347           4,348
                                                                                    ----------       ----------     -----------

Income applicable to common shares                                                     $71,626          $75,880        $108,677
                                                                                    ==========       ==========     ===========

Per common share                                                                         $1.89            $2.01           $2.89




Fully diluted earnings per share
-----------------------------------------------------------------
Weighted average number of shares
  outstanding, net of shares held in treasury                                       37,732,633       37,596,872      37,329,875
Shares from assumed exercise of options,
    net of treasury stock method                                                       210,153          158,147         221,106
Shares from assumed conversion of dilutive
  convertible notes and debentures:
      Preferred stock                                                                2,772,251        2,793,283       2,794,085
      Convertible debentures                                                                 -                -       3,216,618
                                                                                    ----------       ----------      ----------

                                                                                    40,715,037       40,548,302      43,561,684
                                                                                    ==========       ==========      ==========

Income applicable to common shares                                                     $71,626          $75,880        $108,677
Expenses that would not have been incurred
  if assumed conversions occurred:
      Preferred dividend requirements                                                    4,325            4,347           4,348
      Interest expense, net of tax                                                           -                -           6,962
                                                                                    ----------       ----------     -----------
Income applicable to common shares plus
  expenses that would not have been incurred
  if assumed conversions occurred                                                      $75,951          $80,227        $119,987
                                                                                    ==========       ==========     ===========

Per common share                                                                         $1.87            $1.98           $2.75
